EXHIBIT 99.1

ANESIVA INC.

2003 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD GRANT NOTICE

ANESIVA INC. (the “Company”), pursuant to its 2003 Equity Incentive Plan (the “Plan”), hereby awards to Participant the number of shares of the Company’s Common Stock set forth below (“Award”). This Award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Award Agreement, the Plan, the form of Assignment Separate from Certificate and the form of Joint Escrow Instructions, all of which are attached hereto and incorporated herein in their entirety.

Participant:	_____________________________________
Date of Grant:	_____________________________________
Vesting Commencement Date:	_____________________________________
Number of Shares Subject to Award:	_____________________________________
Consideration:	_____________________________________

Vesting Schedule:

[Alternative Vesting Schedules to be Chosen at Time of Grant:

1.	100% of the shares shall vest on the Vesting Commencement Date.

2.	100% of the shares shall vest on the one year anniversary of the Vesting Commencement Date.

3.	50% of the shares shall vest on the one year anniversary of the Vesting Commencement Date and 50% of the shares shall vest on the two year anniversary of the Vesting Commencement Date.

4.	50% of the shares shall vest on the two year anniversary of the Vesting Commencement Date and 50% of the shares shall vest on the three year anniversary of the Vesting Commencement Date.

5.

1/3rd of the shares shall vest on the one year anniversary of the Vesting Commencement Date, 1/3rd of the shares shall vest on the two year anniversary of the Vesting Commencement Date, and 1/3rd of the shares shall vest on the three year anniversary of the Vesting Commencement Date.]

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Award Grant Notice, the Restricted Stock Award Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Restricted Stock Award Grant Notice, the Restricted Stock Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) Awards previously granted and delivered to Participant under the Plan, and (ii) the following agreements only:

OTHER AGREEMENTS:

ANESIVA INC.		PARTICIPANT:

By:
	Signature		Signature
Name:		Name:

Title:		Date:

Date:

ATTACHMENTS:	Restricted Stock Award Agreement, 2003 Equity Incentive Plan, form of Assignment Separate from Certificate and form of Joint Escrow Instructions.